EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 30, 2003 (except for Note 19, as to which the date is June 12, 2003), accompanying the consolidated financial statements and schedule included in the Annual Report of New Frontier Media, Inc. on Form 10-K for the years ended March 31, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of New Frontier Media, Inc. on Form S-8 (File No. 333-102694).

GRANT THORNTON LLP

New York, New York
June 27, 2003